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                                                                       Exhibit F

                               FIRST AMENDMENT TO
                          COMMON STOCK PURCHASE WARRANT
                              DATED JANUARY 6, 1998
                                 (WARRANT NO. 1)

               WHEREAS, Foreland Corporation, a Nevada corporation (the "Company") has granted to Energy Income Fund, L.P., a Delaware limited partnership (the "Holder") a warrant to purchase 750,000 shares of Common Stock of the Company pursuant to that certain Common Stock Purchase Warrant, dated January 6, 1998 ("Warrant No. 1") in connection with that certain Financing Agreement entered into between the Company and the Holder on January 6, 1996, as amended by that First Amendment to Financing Agreement dated August 10, 1998 and that Second Amendment to Financing Agreement (the "Second Amendment") dated as of even date herewith (as amended, the "Financing Agreement"); and

               WHEREAS, in exchange for a deferral of principal payments, an advance of additional funds and other consideration set forth in the Second Amendment, the Company has agreed to extend the expiration date of Warrant No. 1; and

               WHEREAS, the Company and the Holder desire to amend certain terms of Warrant No. 1 to reflect these and other changes.

               NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder agree as follows:

               1.     Amendments to Warrant No. 1.

                      a. The first sentence of the first paragraph following the legend of Warrant No. 1 is amended by deleting it and replacing it with the following:

                      FOR VALUE RECEIVED, Energy Income Fund, L.P., a Delaware limited partnership (the "Holder"), is entitled to purchase from Foreland Corporation, a Nevada corporation (the "Company"), subject to the terms and conditions herein set forth, at any time before 5:00 p.m. Longmeadow, Massachusetts time on December 31, 2003, or the first business day thereafter if such day is not a business day or such other date as may be established in accordance with the terms of this Warrant (the "Expiration Date"), Seven Hundred Fifty Thousand (750,000) of the shares of duly authorized, validly issued, fully paid and nonassessable Common Stock of the Company, one-tenth of a cent ($.001) par value (the "Warrant Stock"), subject to adjustment of the number or kind of shares constituting Warrant Stock as hereinafter provided.

                      b. Section 1.7 of Warrant No. 1 is deleted and replaced with the following:



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                             1.7 "Expiration Date" means December 31, 2003, or
                      the first business day thereafter if such day is not a business day, or such other date as may be established in accordance with the terms of this Warrant.

                      c.     The following definition is added to Article 1:

                             1.20 "Warrant No. 2" means the warrant issued by
                      Foreland to EIF dated August 10, 1998 for Seven Hundred Fifty Thousand (750,000) shares of Common Stock with an exercise price of Six Dollars ($6) per share.

                      d. Section 4.5 of Warrant No. 1 is deleted and replaced with the following:

                      4.5    Anti-dilution Adjustment.

                             Pursuant to Section 7.39 of the Financing
                      Agreement, if, during the term of this Warrant or Warrant No. 2, or both, Foreland issues additional shares of common stock at a price of less than Six Dollars ($6) or issues securities convertible or exercisable into common stock of Foreland at a conversion or exercise price of less than Six Dollars ($6) and such securities are converted or exercised into common stock or repurchased by Foreland, the following calculation shall be made and additional warrants shall be delivered by Foreland to EIF in the number and manner described below.

                             Effective December 31, 1998, EIF and Foreland shall
                      jointly calculate, at six month intervals, the number of shares issued as described in the above paragraph. In making this determination, EIF and Foreland shall not consider shares issued pursuant to stock options of directors and officers of Foreland outstanding as of the date hereof as set forth on Schedule 5.23 to the Financing Agreement. Within 10 days of receipt of a written request from EIF for delivery of additional warrants based on this calculation, Foreland shall deliver to EIF additional warrants for the number of shares of common stock of Foreland equal to 15% of the shares issued as described in the above paragraph during such six month interval. Such warrants shall be in the form of Warrant No. 2 with an exercise price of Six Dollars ($6) per share.

                             The foregoing provisions of this Section shall not
                      apply to (i) each issuance of additional securities, if any, the proceeds of which are used to repay the Loan in full within thirty (30) days (ii) each issuance of equity securities, if any, that is pursuant to an offering with net proceeds to Foreland of Twenty Million Dollars ($20,000,000) or more or (iii) the issuance of securities pursuant to the Stock Purchase Agreement or

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                      Common Stock Issuance Agreement (as each term is defined
                      in the Financing Agreement). The occurrence of any issuance described in (i), (ii) or (iii) above shall not in any way limit the subsequent application of any other provision of this Section.

                      e. The following Sections 8.01 and 8.02 are added to Warrant No. 1 immediately before Section 8.1:

                             8.01 For purposes of the Shelf Registration under
                      Section 8.2 hereof, the term "Warrant Stock" means the Warrant Stock together with any capital stock issued in replacement of, in exchange for or otherwise in respect of such Warrant Stock. The number of shares of "Warrant Stock then outstanding" shall be determined by the number of shares of Warrant Stock which have been issued or are issuable upon exercise of the Warrant at the time of such determination other than shares of Warrant Stock that have been resold in a public transaction.

                             For purposes of a Piggyback Registration under
                      Section 8.1 hereof or a Demand Registration under Section
                      8.2 hereof, "Warrant Stock" shall have the meaning set forth above except that the following shall not constitute "Warrant Stock" for such purposes:

                      (i) Warrant Stock that may be resold in a public transaction without registration under the 1933 Act, including without delay or limitation as to volume or manner of sale pursuant to Rule 144 under the 1933 Act; and

                      (ii) Warrant Stock that has been resold in a public transaction.

                             8.02 Shelf Registration. (a) At any time but no
                      later in any event than within two (2) months of written notice by the Holder of any exercise of the Warrant, as required by Section 2.2 of the Warrant, the Company shall file a registration statement ("Registration Statement") on Form S-3 (or other suitable form, at the Company's discretion but subject to the reasonable approval of the Holder), covering the resale of all shares of Warrant Stock then outstanding including an indeterminate number of shares of Common Stock as required to effect exercise of the Warrant (the "Shelf Registration").

                             (b) The Registration Statement shall be prepared as
                      a "shelf" registration statement under Rule 415, and shall be maintained effective until the distribution described in the Registration Statement is completed or until all shares to be distributed thereunder may be resold in a public transaction pursuant to Rule 144(k) of the 1933 Act. The Company shall use its best efforts to have the Registration Statement declared effective

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                      within three (3) months after notification by the Holder
                      of any exercise of the Warrant, as described in Section 8.2(a) above (the "Shelf Date").

                             (c) If the Registration Statement is not declared
                      effective by the Shelf Date, the Company must continue to use its best efforts to obtain a declaration of effectiveness and shall pay the Holder an amount equal to two percent (2%) per month of the aggregate amount of the Warrant, compounded monthly and accruing daily, until the Registration Statement or a registration statement filed pursuant to Section 8.1 or Section 8.2 is declared effective, payable in Common Stock, which Common Stock shall also be deemed "Warrant Stock" for the purpose of this Agreement. The accrual amount payable will be tolled for any periods occasioned by a delay of a registration statement under Section 8.2 as a result of the choice of the Holder to have that registration statement underwritten.

                             (d) The Company represents that it is presently
                      eligible to effect the registration contemplated hereby on Form S-3 and will use its best efforts to continue to take such actions as necessary to maintain such eligibility.

                      f. The first paragraph of Section 8.1 of Warrant No. 1 is deleted and replaced with the following:

                             8.1 Piggyback Registration Rights. If, at any time
                      on or before the expiration of this Warrant, the Company proposes to file a registration statement for the public sale of any of its Common Stock or Common Stock Equivalents under the 1933 Act (other than registration statements (i) provided for in Section 8.2 hereof or (ii) pursuant to Form S-4 and Form S-8 of the Securities Act of
                      1933) the Company shall, not later than thirty (30) days prior to the initial filing of the registration statement, deliver notice of its intent to file such registration statement to the Holder, setting forth the minimum and maximum proposed offering price, commissions, and discounts in connection with the offering, and other relevant information. Within twenty (20) days after receipt of notice of the Company's intent to file a registration statement, the Holder shall be entitled to request that some or all of the Warrant Stock be included in such registration statement, and the Company will use its best efforts to cause such Warrant Stock to be included in the offering covered by such registration statement. In the event the Warrant Stock is included in the registration statement (a "Piggyback Registration"), the Holder may transfer this Warrant to an underwriter or broker for exercise by such underwriter or broker in connection with a distribution of the Warrant Stock.


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                             The managing underwriter or underwriters in an
                      underwritten offering, or the holders of a majority in number of shares of Warrant Stock requesting registration, may determine that the number of securities proposed to be sold in the underwriting or offering exceeds the number that can be sold without having a materially adverse effect on the price at which the securities could be sold. If it or they make such a determination in good faith, then the Company may reduce the number of shares of Common Stock to be included in the registration to the highest number that the managing underwriter (or underwriters) or a majority of the holders (as the case may be) determine will not have a material adverse effect on the price of the shares to be sold. If the number of shares of Common Stock to be sold in a registration are limited pursuant to this paragraph, the Company will include in the registration:

                             (i) First, all shares the Company proposes to sell;

                             (ii) Second, all shares of Common Stock for which
                      registration was requested pursuant to rights to require the Company to register shares in the absence of any other registration reduced, if necessary, to the maximum number of shares consistent with the limitation required by this
                      Section 8.1; and

                             (iii) Third, shares of Common Stock for which
                      registration was requested pursuant to rights to require the Company to register shares incidental to the registration of other shares reduced pro rata according to the number of shares for which registration was requested by each Person so requesting registration, or in such other proportions as such Persons may agree.

                      g. The first paragraph of Section 8.2 of Warrant No. 1 is deleted and replaced with the following:

                             8.2 Demand Registration Rights. At any time, the
                      Holder shall be entitled to request that the Warrant Stock be registered under the 1933 Act. The Company shall, as soon as practicable after receipt of a written request for registration, file, and use its best efforts to cause to become effective, an appropriate registration statement under the 1933 Act covering the Warrant Stock, provided that in the opinion of the Company's counsel, no events preclude such registration. The Company may postpone for a reasonable period of time (not to exceed 90 days) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section if, at the time it receives a request for registration:


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                             (1)    the Company is conducting or about to
                                    conduct an offering of its securities and the Company is advised by its investment banker that such offering would be affected adversely by the registration so demanded and the Company shall have furnished to the Holder seeking a demand registration a certificate signed by the President of the Company to that effect;

                             (2) the Board of Directors of the Company shall determine in good faith that such offering will interfere with a pending or contemplated financing, merger, sale of assets, recapitalization or other similar corporate action of the Company and the Company shall have furnished to the Holder seeking a demand registration a certificate signed by the President of the Company to that effect, accompanied by a certified copy of the relevant board resolutions; or

                             (3) the Board of Directors of the Company shall determine in good faith that the disclosures required in connection with registration of the Warrant Stock might adversely affect the business or prospects of the Company and the Company shall have furnished to the Holder seeking a demand registration a certificate signed by the President of the Company to the effect, accompanied by a certified copy of the relevant board resolutions.

                             If the Holder intends to distribute the Warrant
                      Stock covered by its request by means of an underwriting, the Holder shall so advise the Company as a part of its request made pursuant to this Section. If a registration requested pursuant to the Section is to involve an underwritten public offering in which the obligation of the underwriters is to take all of the securities to be sold if any are to be taken, the Company and other holders of securities of the Company may include securities in such registration only if the managing underwriter of such public offering concludes that such inclusion will not adversely affect the successful marketing or the price of the Warrant Stock to be included in such public offering. Such other holders of securities (together with the Company as provided in subsection 8.5(d)) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holder and reasonably acceptable to the Company.

                      h. The references to Section 9.2 in the third and fourth paragraphs of Section 8.2 of Warrant No. 1 are deleted and replaced with references to Section 8.2.

                      i. Section 8.3 is deleted and replaced with the following:

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                             8.3 Filing Obligations of the Company. In
                      connection with any registration of the Warrant Stock, the Company shall:

                             (a) prepare and file the registration statement and
                      such amendments and supplements to the registration statement and the prospectus or offering circular used in connection therewith as may be necessary to keep the registration statement effective until the Holders of the Warrant Stock covered by such registration statement have completed the distribution described in the registration statement or until all shares to be distributed thereunder may be resold in a public transaction pursuant to Rule 144(k) of the 1933 Act and to comply with the provisions of the 1933 Act and the rules and regulations thereunder with respect to the disposition of the Warrant Stock covered by the registration statement for the period required to effect the distribution thereof;

                             (b) furnish to the Holder such number of copies of
                      any prospectus or offering circular, including a preliminary prospectus, and of a full registration statement and exhibits in conformity with the requirements of the 1933 Act and rules and regulations thereunder, as the Holder may reasonably request in order to facilitate the disposition of Warrant Stock owned by such Holder;

                             (c) use its best efforts to register or qualify the
                      Warrant Stock covered by the registration statement, as the case may be, under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request, and accomplish any and all other acts and things which may be necessary or advisable to permit sale in such jurisdictions of such Warrant Stock; provided, however, that the Company shall not be required to register as a dealer or to qualify as a foreign corporation in any such jurisdictions or to escrow any shares of its capital stock;

                             (d) in the event of any underwritten public
                      offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Holder shall also enter into and perform its obligations under such an agreement;

                             (e) furnish, at the request of the Holder, on the
                      date that such Warrant Stock is delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the outside counsel of recognized standing (or reasonably acceptable to the Holder) representing the Company for the purposes of such registration, in

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                      form and substance as is customarily given to underwriters in such underwritten public offering, addressed to the underwriters, if any, and to the Holder and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder;

                             (f) as promptly as practicable after becoming aware
                      of such event, notify the Holder of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the registration statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Holder;

                             (g) provide the Holder with written notice of the
                      date that a registration statement registering the resale of the Warrant Stock is declared effective by the SEC, and the date or dates when the registration statement is no longer effective;

                             (h) provide the Holder and their representatives
                      the opportunity to conduct a reasonable due diligence inquiry of the Company's pertinent financial and other records and make available its officers, directors and employees for questions regarding such information as it related to information contained in the registration statement; and

                             (i) provide the Holder and its representatives the
                      opportunity to review the registration statement and all amendments thereto no later than three (3) days prior to their filing with the SEC.

                      j.     The reference to "Sections 9.1 or 9.2" in Section
8.4 of Warrant No. 1 is deleted and replaced with "Sections 8.2, 8.3 or 8.4."

                      k. Paragraph (a) of Section 8.5 is deleted and replaced with the following:

                             (a) By the Company. In connection with the filing
                      of any registration statements and sales of the Warrant Stock thereunder, the Company shall indemnify and hold harmless the Holder of this Warrant, its directors and officers, any underwriter, and each other Person, if any, who controls the Holder or the underwriter within the meaning of the 1933

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                      Act, against losses, claims, damages or liabilities, joint or several (or actions in respect thereto) ("Losses"), to which any such Holder, underwriter, or controlling Person may become subject under the 1933 Act or otherwise, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Warrant Stock was registered under the 1933 Act, any preliminary prospectus, offering circular or final prospectus contained therein, or any amendment or supplement thereto, or any report filed with the Securities and Exchange Commission (the "Disclosure Documents"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse any such Holder, underwriter, or controlling Person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claims, excluding any amounts paid in settlement of litigation, commenced or threatened, if such settlement is effected without the prior written consent of the Company; provided, however, that the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon any untrue statement, alleged untrue statement or omission or alleged omission made in such Disclosure Document in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Holder of this Warrant for use specifically in connection with the preparation of such Disclosure Document.

                      l.     The following Section 8.7 is added to Warrant
                      No. 1:

                             8.7 Reports under Securities Exchange Act of 1934
                      (the "1934 Act"). With a view to making available to the Holder the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration, the Company agrees to:

                                    (a) make and keep public information
                             available, as those terms are understood and defined in SEC Rule 144;

                                    (b) file with the SEC in a timely manner all
                             reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

                                    (c) furnish to the Holder, so long as the
                             Holder owns any Warrant Stock, forthwith upon request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of SEC Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the

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                             Company and such other reports and documents so
                             filed by the Company, and (iii) such other information as may be reasonably requested in availing the Company of any rule or regulation of the SEC which permits the selling of any such securities without registration.

               2. All capitalized terms used herein shall have the meanings ascribed to them in Warrant No. 1 unless expressly defined otherwise in this Amendment.

               3. THIS AMENDMENT IS TO BE CONSTRUED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

               4. Except as expressly amended hereby, Warrant No. 1 remains in full force and effect. Any references to this Warrant in the Loan Documents (as defined in the Financing Agreement) shall refer to Warrant No. 1 as amended hereby.

               5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each complete set of which, when so executed by the parties, constitutes an original but all such counterparts together constituting but one and the same instrument.


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               IN WITNESS WHEREOF, the undersigned, by each of their respective duly authorized officers or representatives, have set their hands hereto as of the 4th day of February, 1999.

                                            FORELAND CORPORATION


                                            By:  /S/ N. THOMAS STEELE
                                                 --------------------
                                                   N. Thomas Steele
                                                   President



                                            ENERGY INCOME FUND, L.P.

                                            By:    EIF General Partner, L.L.C.,
                                                   its General Partner


                                                   By:  /S/ ROBERT D. GERSHEN
                                                        -----------------------
                                                      Robert D. Gershen
                                                      A Managing Director


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